Exhibit 99.1

Global Eagle Completes Two Acquisitions, Extending Its Strength and Product Offering in Digital Media Solutions and Content Services

Los Angeles, Calif., (July 1, 2015) – Global Eagle Entertainment Inc. (Nasdaq: ENT) (“GEE”), a market-leading media and connectivity company to the travel industry, today announced that it has completed the acquisitions of Western Outdoor Interactive (“WOI”) and certain assets from RMG Networks Holding Corporation (NASDAQ: RMGN) (“RMG Networks”). Together, these deals strengthen and increase the scope of GEE’s offerings in the digital media and content services markets, providing GEE with a more integrated solution to meet the needs of the airline and maritime industries.

Through the acquisition of WOI, based in Mumbai, India, GEE has expanded both its digital media development expertise and its already strong presence for apps and games to the inflight entertainment (IFE) market. WOI brings over 30 years of experience and deep relationships with leading airlines and aviation hardware providers in bringing infotainment and specialized software to the airline industry. In addition, its engineers and creative services provide design, web and app development expertise that augments GEE’s already strong platform. GEE expects to realize synergies from this acquisition through customer relationships, a broader development platform and integration across its content, connectivity and digital media platforms.

The second acquisition includes certain assets from RMG Networks, bolstering GEE’s already strong presence for inflight advertising and sponsorship. By acquiring the rights to certain technologies and onboarding key personnel, GEE now offers airlines and advertisers a more robust foundation from which to serve advertising and sponsorship opportunities via digital media, in either a connected or offline environment, seatback screen entertainment and digital signage in airline lounges.

“With the completion of both acquisitions, we’re excited to continue expanding our offerings to airlines and the maritime industries by growing our Digital Media Solutions and Content Services verticals,” commented Dave Davis, CEO of GEE. “Digital media, coupled with inflight advertising and sponsorship, provides a burgeoning offering that will provide expanded opportunities to meet the rapidly evolving trends in the industry.”

“Further, we have strengthened GEE’s development and advertising sales teams in terms of scope and depth, while also adding new customers and product offerings,” continued Davis. “We believe both deals will drive new opportunities in the coming years as we realize synergies and integrate the assets into GEE, while offering new opportunities for our customers to improve the passenger experience.”

About Global Eagle Entertainment

Global Eagle Entertainment Inc. (Nasdaq: ENT) is a worldwide provider of media content, connectivity systems and operational data solutions to the travel industry. Through the industry’s most comprehensive product and services platform, Global Eagle Entertainment provides airlines with a wide range of inflight solutions. These include Wi-Fi, movies, television, music, interactive software, as well as portable IFE solutions, content management services, e-commerce solutions and original content development.  Serving approximately 150 airlines worldwide, Global Eagle Entertainment delivers exceptional quality and value to its customers to help them achieve their passenger experience objectives.  The company’s headquarters are located in Los Angeles, California, with offices and teams located in North America, Asia, the Middle East, Europe, Africa, Oceania and South America.  Find out more at:  www.geemedia.com

Forward-Looking Statements

We make forward-looking statements in this press release. These forward-looking statements relate to expectations or forecasts for future events, including without limitation, our earnings, revenues, expenses or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words "may," "might," "will," "will likely result," "should," "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "continue," "target" or similar expressions. These forward-looking statements are based on information available to us as of the date they were made, and should not be relied upon as representing our views as of any subsequent date. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation those risks and uncertainties described in our most recent annual report on Form 10-K, as amended, and subsequently filed reports on Form 10-Q, as amended. As a result, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Kevin Trosian

Vice President, Corporate Development and Investor Relations

+1 310-740-8624

investor.relations@geemedia.com

pr@geemedia.com